Exhibit 15.5

CONSENT OF INDEPENDENT AUDITORS

OF

Magic Software Japan K.K

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) of our report dated January 30, 2014, with respect to the financial statements of Magic Software Japan K.K as of December 31, 2013, which report appears in the annual report on Form 20-F of Formula Systems (1985) Ltd. for the year ended December 31, 2013.

/s/ KDA Audit Corporation
KDA Audit Corporation
Registered Auditors

Tokyo, Japan

April 28, 2014